EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
General Communication, Inc.:


        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1996, except for the last paragraph of
Note 7, as to which the date is September 9, 1996, with respect to the financial statements of Prime Cable of Alaska, L.P. included in the Proxy
Statement/Prospectus and Registration Statement on Form S-4 of General Communication, Inc. for the registration of 14,723,077 shares of its Class A common stock.



                                                   ERNST & YOUNG LLP


                                                         /S/




Austin, Texas
September 30, 1996



                                                         REGISTRATION STATEMENT
                                                                         II-628